UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2025

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada		000-50028	46-0484987
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)
3131 Las Vegas Boulevard South
Las Vegas,	Nevada		89109
(Address of principal executive offices)			(Zip Code)

(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	WYNN	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 12, 2025, Wynn Resorts, Limited (the "Company") announced that Wynn Resorts Finance, LLC ("WRF"), an indirect wholly owned subsidiary of the Company, and certain of its subsidiaries entered into an amendment (the "Credit Agreement Amendment") to the credit agreement dated as of September 20, 2019, as amended by Amendment No. 1, dated as of April 10, 2020, Amendment No. 2, dated as of November 27, 2020, Amendment No. 3 dated as of May 17, 2023 and Amendment No. 4, dated as of September 16, 2024 (as further amended, restated, amended and restated, replaced, supplemented, or otherwise modified prior to giving effect to the amendments contemplated by the Credit Agreement Amendment, the "Existing Credit Agreement" and, after giving effect to the amendments contemplated by the Credit Agreement Amendment, the "Credit Agreement"), among Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto.

The Credit Agreement Amendment amends the Existing Credit Agreement to, among other things: (i) extend the final maturity date with respect to all or a portion of the Extended Term A Facility Loans (as defined in the Credit Agreement) to June 12, 2030; (ii) extend the termination date with respect to all or a portion of the existing Extended Revolving Commitments (as defined in the Credit Agreement) and the maturity date with respect to the corresponding Extended Revolving Loans (as defined in the Credit Agreement) to June 12, 2030 and (ii) obtain $500 million in incremental extended revolving commitments with a stated maturity date of June 12, 2030.

The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the full text of the Credit Agreement Amendment and Exhibit A thereto, which are filed herewith as Exhibits 10.1 and 10.1.1 and incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

10.1
Amendment No. 5 to Credit Agreement, dated as of June 12, 2025, by and among Wynn Resorts Finance, LLC, as borrower, the subsidiaries of borrower party hereto, as guarantors, Deutsche Bank AG New York Branch, as administrative agent.

10.1.1
Exhibit A to Amendment No. 5 - Credit Agreement, dated as of September 20, 2019 (as amended by Amendment No. 1 dated as of April 10, 2020, Amendment No. 2 dated as of November 27, 2020, Amendment No. 3 dated as of May 17, 2023, Amendment No. 4 dated as of September 16, 2024, and Amendment No. 5 dated as of June 12, 2025), by and among Wynn Resorts Finance, LLC, as borrower, the subsidiaries of borrower party hereto, as guarantors, Deutsche Bank AG New York Branch, as administrative agent and as collateral agent.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: June 12, 2025	By:	/s/ Julie Cameron-Doe
Julie Cameron-Doe
Chief Financial Officer